U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) September 17, 1998

                              FTI CONSULTING, INC.
             (Exact name of registrant as specified in its charter)

               Maryland                               0000887936                            52-1261113
    (State of other jurisdiction of            (Commission File Number)         (IRS Employer Identification No.)
            incorporation)

                 2021 Research Drive, Annapolis, Maryland 21401
          (Address of principal executive offices, including Zip Code)

                                 (410) 224-8770
              (Registrant's telephone number, including area code)

                              FTI CONSULTING, INC.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          On September 17,1998, FTI Consulting, Inc. (the "Company"), Kahn Consulting, Inc., ("KCI"), KCI Management Corp. ("KCIM") and Stewart J. Kahn ("Kahn") and Barry M. Monheit ("Monheit", and together with Kahn, the "Principal Stockholders") and those shareholders of KCI, other than the Principal Stockholders (collectively, the "Stockholders") entered into a Stock Purchase Agreement whereby all of the issued and outstanding shares of the capital stock of KCI and KCIM was purchased by the Company for the purchase price of Twenty Million Dollars ($20,000,000). Ten Million Dollars ($10,000,000) was paid to the Stockholders at closing. The balance will be paid in two equal installments on September 15, 1999 and 2000. The purchase price was based upon the Company's evaluation of the financial condition, business operations and prospects of KCI and was negotiated in an arms length transaction among unrelated and unaffiliated (as defined under Rule 144 promulgated by the Securities and Exchange Commission) parties. KCI and KCIM are in the business of providing litigation consulting services, including expert testimony in financial proceedings, forensic accounting, fraud investigation and fact-finding services, as well as government contract consulting, in addition to providing strategic advisory, turnaround, bankruptcy and trustee services.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements. It is impracticable to provide the required financial statements at this time. The required financial statements will be filed as soon as practicable, but not later than 60 days after the filing date of this Form 8-K report.

     (b) Pro Forma Financial Information. It is impracticable to provide the required proforma financial information at this time. The required proforma financial information will be filed as soon as practicable, but not later than 60 days after the filing date of this Form 8-K report.

     (c) Exhibits

               2.1 Stock Purchase Agreement dated September 17, 1998 by and among the Company, KCI, and the Stockholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

     FTI CONSULTING, INC.
     (Registrant)

                                   By: /s/ Gary Sindler
                                      ------------------------------------------
                                      Gary Sindler
                                      Executive Vice President and Chief
                                      Financial Officer, Secretary and Treasurer

DATED: October 2, 1998